UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 28, 2025

Matterport, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39790	85-1695048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

352 East Java Drive

Sunnyvale, California 94089

(Address of principal executive offices (zip code))

(650) 641-2241

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MTTR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the transactions contemplated by the previously announced Agreement and Plan of Merger and Reorganization, dated as of April 21, 2024 (the “Merger Agreement”), by and among Matterport, Inc., a Delaware corporation (the “Company”), CoStar Group, Inc., a Delaware corporation (“Parent”), Matrix Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub I”), and Matrix Merger Sub II LLC, a Delaware limited liability company and wholly owned Subsidiary of Parent (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”).

On February 28, 2025 (the “Closing Date”), pursuant to the Merger Agreement, (i) Merger Sub I merged with and into the Company (the “First Merger”), with the Company surviving the First Merger as a wholly owned subsidiary of Parent (the “Surviving Corporation”) and (ii) immediately after the First Merger, the Surviving Corporation merged with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II surviving the Second Merger as a wholly owned subsidiary of Parent (the “Surviving LLC”).

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and under Items 3.01, 5.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

In connection with the Mergers, and subject to the terms and conditions of the Merger Agreement, each share of Company Class A common stock, par value $0.0001 per share (each, a “Share” and collectively, the “Shares”), issued and outstanding immediately prior to the effective time of the First Merger (the “First Effective Time”) (other than any cancelled Shares or Dissenting Shares (as defined in the Merger Agreement)) were converted into (i) 0.03552 shares of common stock of Parent, par value $0.01 per share (each, a “Parent Share” and such consideration, the “Per Share Stock Consideration”), subject to the right to receive cash in lieu of fractional Parent Shares (the “Fractional Share Consideration”) and (ii) $2.75 in cash per Share, without interest (the “Per Share Cash Consideration” and, collectively with the Per Share Stock Consideration and the Fractional Share Consideration, the “Merger Consideration”). The aggregate purchase price paid by Parent for the Shares consisted of $900,971,487 in cash and approximately 11,637,141 Parent Shares, with the value of any fractional shares paid in cash.

Additionally, at the First Effective Time:

•	each Company Option (as defined in the Merger Agreement) (whether or not vested) that was outstanding immediately prior to the First Effective Time, other than each Company Option that was held by an individual who, as of immediately prior to the Closing (as defined in the Merger Agreement), was no longer an employee or other service provider to the Company or its subsidiaries (a “Former Employee Option”) automatically and without any required action on the part of Parent, the Company or the holder thereof, was converted into an option to acquire Parent Shares as set forth in the Merger Agreement;

•	each Former Employee Option (whether or not vested) that was outstanding immediately prior to the First Effective Time automatically and without any required action on the part of Parent, the Company or the holder thereof, was cancelled and converted into the right to receive the consideration as set forth in the Merger Agreement;

•	each Company RSU (as defined in the Merger Agreement) that was outstanding immediately prior to the First Effective Time, other than the Accelerated RSUs (as defined in the Merger Agreement) automatically and without any required action on the part of Parent, the Company or the holder thereof, was converted into an award of restricted stock units relating to a number of Parent Shares as set forth in the Merger Agreement; and

•	each Accelerated RSU that was outstanding immediately prior to the First Effective Time automatically and without any required action on the part of Parent, the Company or the holder thereof, vested (if unvested) and was cancelled and converted into the right to receive the Merger Consideration as set forth in the Merger Agreement.

Prior to the First Effective Time, each holder of an outstanding warrant to purchase shares of the Company’s Class A common stock entered into a Conditional Warrant Exchange Agreement. Pursuant to the Conditional Warrant Exchange Agreements, at the First Effective Time, each holder’s warrants were automatically cancelled and converted into a right to receive merger consideration as set forth in the Conditional Warrant Exchange Agreements.

The description in this Current Report on Form 8-K of the Mergers and the Merger Agreement, and the other transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 22, 2024, which is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On the Closing Date, the Company notified the Nasdaq Global Market (“Nasdaq”) of the consummation of the Mergers and requested that Nasdaq (i) halt trading of the Shares prior to the open of trading on the Closing Date, (ii) withdraw the Shares from listing on Nasdaq, and (iii) file a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of the Shares from Nasdaq and the deregistration of the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Following effectiveness of the Form 25, the Company intends to file with the SEC a certification and notice of termination of registration on Form 15 with respect to the Shares, requesting that the Shares be deregistered under 12(g) of the Exchange Act and that the reporting obligations of the Company with respect to the Shares under Sections 13(a) and 15(d) of the Exchange Act be suspended. As a result, the Shares, which previously traded under the symbol “MTTR”, will no longer be listed on Nasdaq.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

At the First Effective Time, each holder of Shares issued and outstanding immediately prior to the First Effective Time ceased to have any rights as a stockholder of the Company, other than the right to receive the Merger Consideration as set forth in the Merger Agreement.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and under Items 2.01, 3.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

As a result of the consummation of the Mergers, a change in control of the Company occurred effective as of the First Effective Time, with the Company surviving the First Merger as a wholly owned subsidiary of Parent. Thereafter, the Surviving Corporation merged with and into Merger Sub II with Merger Sub II surviving the Second Merger as a wholly owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

In connection with the Mergers, at the First Effective Time, each member of the board of directors of the Company ceased serving in such capacity. Pursuant to the terms of the Merger Agreement, at the First Effective Time, the directors of Merger Sub I immediately prior to the First Effective Time became the directors of the Company immediately following the First Effective Time and, as a result, the following persons ceased to serve on the Company’s board of directors as of the First Effective Time: R.J. Pittman, Peter Hébert, Jason Krikorian, Mike Gustafson, and Susan Repo; provided that Gene Boxer was appointed as a director of the Company immediately following the First Effective Time. Pursuant to the Merger Agreement, at the First Effective Time, the officers of the Company immediately prior to the First Effective Time continued to serve as officers of the Company immediately following the First Effective Time.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03.

Pursuant to the Merger Agreement, at the First Effective Time, (i) the Company’s Amended and Restated Certificate of Incorporation as in effect immediately prior to the First Effective Time was amended and restated in its entirety to be identical to the certificate of incorporation of Merger Sub I and (ii) the Company’s Amended and Restated Bylaws, as in effect immediately prior to the First Effective Time, were amended and restated in their entirety to be identical to the bylaws of Merger Sub I.

Thereafter, at the Second Effective Time (as defined in the Merger Agreement), the certificate of formation and limited liability company agreement of the Surviving LLC was amended and restated to be identical to the certificate of formation and limited liability company agreement of Merger Sub II.

Copies of the Third Amended and Restated Certificate of Incorporation of Matterport, Inc., the Second Amended and Restated Bylaws of Matterport, Inc., and the Surviving LLC’s Limited Liability Company Agreement are filed as Exhibits 3.1, 3.2 and 3.3, respectively, hereto and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On the Closing Date, the Company issued a press release announcing the closing of the Mergers. A copy of the press release is hereby furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 and in Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

EXHIBIT INDEX

Exhibit No.	Description

3.1	Third Amended and Restated Certificate of Incorporation of Matterport, Inc.

3.2	Second Amended and Restated Bylaws of Matterport, Inc.

3.3	Limited Liability Company Agreement of Matterport, LLC.

99.1	Press Release of Matterport, Inc. issued February 28, 2025.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTERPORT, INC.

By:	/s/ R.J. Pittman
R.J. Pittman
Chief Executive Officer

Dated: February 28, 2025